Exhibit 99.1

NEWS RELEASE

For Immediate Release

USA Technologies Contact:	Investor Relations Contact:
George Jensen, Chairman & CEO	Lippert/Heilshorn & Associates
Stephen P. Herbert, President & COO	Jody Burfening
e-mail: sherbert@usatech.com	e-mail: jburfening@lhai.com
Phone: (800) 633-0340	Phone: (212) 838-3777

USA TECHNOLOGIES CONTINUES POSITIVE OPERATING TRENDS FOR ITS FOURTH QUARTER

MALVERN, PA, July 7, 2010 --USA Technologies, Inc. (NASDAQ: USAT) a leading supplier of networked devices and wireless non-cash transactions, associated financial/network services and energy management, announced today significant growth across all of its operating performance metrics for the fourth quarter ended June 30, 2010.

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Increased the number of devices connected to its network by approximately 9,000 during the quarter ended June 30, 2010, bringing the total number of devices connected at quarter end to over 82,000, compared to approximately 52,000 as of June 30, 2009.

●	The number of cashless transactions processed during the quarter increased by 73% to 11,655,000, compared to 6,736,000 transactions processed during the prior year’s fiscal fourth quarter.
●	The dollar value of transactions processed during the fiscal fourth quarter increased by 54% to $20,805,000, compared to $13,501,000 during the fiscal fourth quarter last year.
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Approximately 150 new customers were added to its USALive® Network during the three months ended June 30, bringing the total number of such customers to approximately 1,050 as of June 30. By comparison, the company had 525 customers as of June 30, 2009, representing a 100% increase during fiscal 2010.

“By all measures of USA Technologies’ operating performance, our fourth quarter ending June 30 capped a very successful fiscal 2010,” said George Jensen, Chairman and CEO of USA Technologies. “As the pioneers of cashless payment technology for vending machines, kiosks and unattended POS terminals, USA Technologies has been persistent in driving adoption in this emerging market.  We have continued to evolve our offering of products and secured critical credit card company sponsorships to sustain our leadership position as lower hardware and network costs and positive regulatory change spurred demand. In fiscal 2010 our efforts have paid off.”

Added Jensen, “Our fourth quarter operating results, take us closer to achieving our strategic business objectives of having 100,000 devices connected to our network by December 31, 2010 and positive EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization) for the quarter ending December 31, 2010.  We remain highly focused on driving demand for cashless payment solutions and delivering unmatched services to our customers.”

Subscription Rights Offering
On July 6, 2010, USA Technologies concluded its pending subscription rights offering, and has filed a Form 8-K with the Securities and Exchange Commission in this regard. Commenting on the decision to conclude its subscription rights offering, Mr. Jensen said, “Considering the forward momentum of the business, on-going  improvements in operating efficiencies, funds available to the Company from working capital, and a total of $2.7 million from our recently completed public offerings, we determined that we have ample resources to achieve our strategic objectives, particularly the delivery of ePort cashless payment products for our JumpStart Program.  We also believe that concluding the rights offering, which eliminates an overhang on our stock, was the right decision for our shareholders. We do not anticipate raising additional equity capital at this time.”

Reporting of Fiscal Fourth Quarter Results
The Company’s anticipates filing its Form 10-K for fiscal 2010 no later than September 28, 2010.  In addition, management plans to issue a press release announcing the fiscal fourth quarter results and to hold an earnings conference call in the third week of September to discuss the Company’s financial and operational results and strategic plans for fiscal 2010.  The Company will issue a conference call advisory approximately three weeks prior to the conference call that will provide investors with the date and time of the conference call and dial-in and webcast information.

About USA Technologies:
USA Technologies is a leader in the networking of wireless non-cash transactions, associated financial/network services and energy management. USA Technologies provides networked credit card and other non-cash systems in the vending, commercial laundry, hospitality and digital imaging industries. The Company has been granted 77 patents and has agreements with AT&T, Visa, Compass and others. Visit our website at www.usatech.com.

Statement under the Private Securities Litigation Reform Act:
With the exception of the historical information contained in this release, the matters described herein contain forward-looking statements that involve risk and uncertainties that may individually or mutually impact the matters herein described, including but not limited to, product acceptance, the ability to continually obtain increased orders of its products, the ability to meet installation goals, economic, competitive, governmental impacts, whether pending patents will be granted or defendable if granted, validity of its intellectual property and patents, whether our shares or publicly traded warrants would continue to meet the eligibility requirements for continued listing on the NASDAQ Stock Market, LLC; the ability to commercialize developmental products, as well as technological and/or other factors. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date of this release. Unless required by law, the Company does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

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